Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 2, 2020 with respect to the financial statements of Hyliion Inc. contained in the Definitive Proxy Statement (File No. 001-38823), filed on September 8, 2020, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Dallas, Texas

December 14, 2020